SRK Consulting (Canada) Inc. 2200–1066 West Hastings Street Vancouver, BC V6E 3X2 T: +1.604.681.4196 F: +1.604.687.5532 vancouver@srk.com www.srk.com

Exhibit 5.2

Alexco Resource Corp.

July 18, 2016

TO:	Alexco Resource Corp.

British Columbia Securities Commission

Ontario Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

Manitoba Securities Commission

United States Securities and Exchange Commission

Toronto Stock Exchange

Re:	Alexco Resource Corp. (the “Company”)

Consent of Expert

Reference is made to the technical report entitled “Updated Preliminary Economic Assessment for the Keno Hill Silver District Project – Phase 2, Yukon, Canada” dated December 10, 2014 (the “Report”).

In connection with the Company’s Short Form Base Shelf (Preliminary) Prospectus dated July 18, 2016 and all documents incorporated by reference therein (collectively, the “Prospectus”) and the Company’s Registration Statement on Form F-10 dated July 18, 2016 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Dr. Gilles Arseneau, PGeo, on behalf of myself and SRK Consulting (Canada) Inc., consent to the use of my name and SRK Consulting (Canada) Inc.’s name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by me in connection with the Report.

Yours truly,

/s/ Gilles Arseneau
Dr. Gilles Arseneau, PGeo

U.S. Offices: Anchorage 907.677.3520 Denver 303.985.1333 Elko 775.753.4151 Fort Collins 970.407.8302 Reno 775.828.6800 Tucson 520.544.3688	Canadian Offices: Saskatoon 306.955.4778 Sudbury 705.682.3270 Toronto 416.601.1445 Vancouver 604.681.4196 Yellowknife 867.873.8670	Group Offices: Africa Asia Australia Europe North America South America